Exhibit 10.6

INVESTOR RIGHTS AGREEMENT

THIS INVESTOR RIGHTS AGREEMENT is entered into as of June 30, 2006 (this “Agreement”), by and among BUTLER INTERNATIONAL, INC., a Maryland corporation (the “Parent”), LEVINE LEICHTMAN CAPITAL PARTNERS III, L.P., a California limited partnership (“Purchaser”), EDWARD KOPKO, an individual, and FREDERICK H. KOPKO, JR., an individual (“FK” and, together with EK, each individually a “Principal Shareholder” and collectively, the “Principal Shareholders”).

R E C I T A L S

A.           The Parent and Purchaser, amongst others, are parties to the Securities Purchase Agreement dated of even date herewith (as amended, supplemented or otherwise modified from time to time, the “Securities Purchase Agreement”) pursuant to which, on the date hereof, the Companies are issuing and selling to Purchaser, and Purchaser is purchasing from the Companies, the Notes, and the Parent is issuing and selling to Purchaser, and Purchaser is purchasing from the Parent, the Warrant, all on the terms and subject to the conditions set forth in the Securities Purchase Agreement. Unless otherwise indicated, capitalized terms used and not otherwise defined in this Agreement shall have the meanings set forth in the Securities Purchase Agreement and the other Investment Documents.

B.           The execution of this Agreement by the Parent and the Principal Shareholders is a condition precedent to the obligation of Purchaser to consummate the transactions contemplated by the Securities Purchase Agreement.

C.           In addition, in consideration of the substantial direct and indirect benefits which the Parent and the Principal Shareholders will realize from the consummation of the transactions contemplated by the Securities Purchase Agreement, the Parent has agreed to grant to Purchaser the rights set forth in this Agreement.

A G R E E M E N T

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.	CO-SALE AGREEMENT.

1.1          Subject to Section 5.2(a) hereof, if one or more Principal Shareholders propose to sell or transfer any shares of Common Stock now owned or held by it or them (“Co-Sale Shares”) in any transaction (or series of related transactions) that does not constitute a Public Sale, then such Principal Shareholder or Principal Shareholders shall promptly notify the Parent and Purchaser in writing (the “Co-Sale Notice”) at least twenty (20) days prior to the closing of such proposed sale or transfer. The Co-Sale Notice shall describe in reasonable detail the proposed sale or transfer, including, without limitation, the number of Co-Sale Shares to be sold or transferred, the nature of such sale or transfer, the consideration to be paid and the name and address of each prospective purchaser or transferee. For purposes of this Agreement, the term “Public Sale” shall mean a sale, transfer or other disposition of Common Stock pursuant to Rule

144 promulgated under the Securities Act or in a public offering pursuant to an effective registration statement under the Securities Act, subject to in all cases to the limitation in Section 5.2(a) hereof. It is acknowledged and understood that each Principal Shareholder may pledge his shares or transfer or “gift” his shares for estate planning purposes, provided that such shares continue to be subject to the provisions of this Section 1. It is further acknowledged and understood that any shares of Common Stock (i) delivered to the Parent by the Principal Shareholders in order to have the Parent pay any tax obligation of the Principal Shareholders upon the exercise of any option granted under any employee stock option plan of the Parent or in lieu of a cash payment for the exercise price of any option granted under any employee stock option plan of the Parent or (ii) sold or transferred by the Principal Shareholders as payment for any obligation under the Knott Settlement shall not be deemed to be Co-Sale Shares.

1.2          Purchaser shall have the right, exercisable upon written notice to the Principal Shareholders within fifteen (15) days after receipt of the Co-Sale Notice, to participate in such sale on the same terms and conditions as specified in the Co-Sale Notice, subject to reduction of the proceeds receivable by the Purchaser of the Warrant Purchase Price with respect to Warrant Shares issuable upon exercise of the Warrant. To the extent that Purchaser exercises such right of participation in accordance with the terms and conditions set forth in this Section 1, the number of Co-Sale Shares that the Principal Shareholders may sell in the transaction(s) shall be correspondingly reduced.

1.3          If there shall be a decrease in the price to be paid by the proposed purchaser for the Co-Sale Shares to be purchased from the price set forth in the Co-Sale Notice, which decrease is acceptable to the Principal Shareholders, or any other material change in the terms or conditions set forth in the Co-Sale Notice which are less favorable to the Principal Shareholders but which are acceptable to the Principal Shareholders, the Principal Shareholders shall immediately notify Purchaser in writing of such decrease or other change, and Purchaser shall have five (5) Business Days from the date of receipt of such written notice to modify the number of shares of Common Stock it will sell to the purchaser, as previously indicated in the written notice delivered by Purchaser pursuant to Section 1.2.

1.4          Purchaser may sell all or any portion of that number of shares of Common Stock equal to the product of (a) the aggregate number of shares of Common Stock covered by the Co-Sale Notice, multiplied by (b) a fraction, the numerator of which is the number of shares of Common Stock or Warrant Shares, as applicable, owned by Purchaser at the time of the sale or transfer (collectively, the “Purchaser Shares”), and the denominator of which is the total number of issued and outstanding shares of Common Stock owned by the Principal Shareholders and Purchaser at the time of the sale or transfer. In no event shall Purchaser be required to make any representation or warranty in connection with the sale to any prospective purchase other than as to the organization and authority of Purchaser, title to the shares of Common Stock to be sold by Purchaser and the absence of conflict with laws or material agreements of Purchaser.

1.5          Purchaser shall effect its participation in the sale by promptly delivering to the Principal Shareholders for transfer to the prospective purchaser one or more certificates, properly endorsed for transfer, which represent:

(a)           the type and number of shares of Common Stock which Purchaser elects to sell; or

(b)          delivery of the Warrant with respect to the number of Warrant Shares which is at such time exercisable or convertible into the number of shares of Common Stock which Purchaser elects to sell; provided, however, that if the prospective purchaser objects to the delivery of the Warrant and Warrant Shares in lieu of Common Stock, Purchaser shall convert or exercise the Warrant into shares of Common Stock and deliver Common Stock as provided in Section 4.4(a). The Parent agrees to make any such conversion or permit such exercise concurrent with the actual transfer of such shares to the purchaser.

1.6          The stock certificate or certificates that Purchaser delivers to the Principal Shareholders pursuant to Section 1.4 shall be transferred to the prospective purchaser in consummation of the sale of the Common Stock pursuant to the terms and conditions specified in the Co-Sale Notice, and the Principal Shareholders shall concurrently therewith remit to Purchaser by wire transfer in immediately available funds that portion of the sale proceeds to which Purchaser is entitled by reason of Purchaser’s participation in such sale. To the extent that any prospective purchaser prohibits such assignment or otherwise refuses to purchase shares or other securities from Purchaser, the Principal Shareholders shall not sell to such prospective purchaser any shares of Common Stock unless and until, simultaneously with such sale, the Principal Shareholders shall purchase such shares or other securities from Purchaser. Subject to the foregoing sentence, if the Principal Shareholders do not complete the proposed sale or transfer for any reason, the Principal Shareholders shall immediately return to Purchaser all documents (including, without limitation, the Warrant and all stock certificates, stock assignments and/or powers of attorney) which Purchaser delivered to the Principal Shareholders pursuant to this Section 1 or otherwise in connection with such sale or other transfer.

1.7          The exercise or non-exercise of the rights of Purchaser hereunder to participate in one or more sales of Co-Sale Shares by the Principal Shareholders shall not adversely affect its rights to participate in subsequent sales of Co-Sale Shares by the Principal Shareholders.

1.8	Prohibited Transfers.

(a)           In the event of any sale or purported sale (including, without limitation, the entering into of any agreement, arrangement or understanding to sell) of Co-Sale Shares by any Principal Shareholder in contravention of the co-sale rights of Purchaser hereunder (a “Prohibited Transfer”), Purchaser shall have, in addition to all other rights, powers or remedies available at law, in equity, under this Agreement or any other Investment Document or under Applicable Law, the right to exercise the Prohibited Transfer Put (as such term is defined below), and such Principal Shareholder agrees that he shall be bound by the applicable provisions hereof.

(b)	In the event of a Prohibited Transfer by a Principal Shareholder:

(1)          The Parent shall, upon the request of Purchaser, instruct the Parent’s transfer agent not to enter such Prohibited Transfer on the stock ledger or other similar records of the Parent; and

(2)          Purchaser may exercise a right (the “Prohibited Transfer Put”) to require such Principal Shareholder to purchase a number of shares of Common Stock owned by Purchaser or purchase the Warrant with respect to Warrant shares equal to the number of shares or Warrant Shares Purchaser would have been entitled to sell to the purchaser under Section 1.2 had the Prohibited Transfer been effected pursuant to and in compliance with the terms hereof. Such sale shall be made on the following terms and conditions:

(A)         The price per share at which shares are to be sold to such Principal Shareholder shall be equal to the price per share paid by the purchaser to such Principal Shareholder in the Prohibited Transfer, subject to reduction of the proceeds receivable by the Purchaser of the Warrant Purchase Price with respect to Warrant Shares issuable upon exercise of the Warrant. Such Principal Shareholder shall also reimburse Purchaser for any and all fees and expenses, including attorneys, accountants and other expenses, incurred pursuant to the exercise or attempted exercise of Purchaser’s rights under Section 1;

(B)          Within thirty (30) days after the later of the dates on which Purchaser (x) received notice of the Prohibited Transfer or (y) otherwise became aware of the Prohibited Transfer, Purchaser shall, if exercising the Prohibited Transfer Put, deliver to such Principal Shareholder the Warrant or certificate or certificates representing the shares to be sold, each Warrant or certificate to be properly endorsed for transfer;

(C)          Such Principal Shareholder shall, upon receipt of the certificate or certificates representing the Warrant or shares to be sold by Purchaser, pay to Purchaser the aggregate purchase price therefor and the amount of reimbursable fees and expenses, as specified in Section 1.8(b)(2)(A), by wire transfer in immediately available funds; and

Notwithstanding the foregoing, any attempt by such Principal Shareholder to transfer any Co-Sale Shares in violation of Section 1 shall be void and the Parent agrees that it will not effect such a transfer nor will it treat any alleged transferee as the holder of such shares without the written consent of Purchaser.

2.	OBSERVATION RIGHTS AND OPERATING MEETINGS.

2.1          Observation Rights. The Companies shall invite (by written notice given to Purchaser) two (2) representatives of Purchaser to attend in a non-voting observer capacity all meetings of the Board of Directors of the Companies and committees thereof including all executive sessions of the Boards and committees, and all meetings of the stockholders of the Companies, provided, however, that no such representatives shall attend meetings of independent directors of the Companies only, so long as exclusion from such meetings is required by the Sarbanes-Oxley Act of 2002 as evidenced by a legal opinion delivered by outside legal counsel chosen by the Parent and reasonably agreed to by the Purchaser (with the cost of such legal opinion being borne by the Parent), or portions of the meetings of the Board of Directors of the Parent where the Parent discusses refinancing options and other matters in each case related to Purchaser. Notice of such meetings shall be given to Purchaser in the same manner and at the same time as to the directors, committee members and/or stockholders of the Companies, as the case may be (which in any event shall not be less then forty-eight (48) hours prior to such meeting unless otherwise agreed to by Purchaser in writing). Purchaser shall be provided with copies of all information (including a meeting agenda, if one is prepared) that is provided to such directors, committee members and/or stockholders (whether prior to, at, or subsequent to any such meetings), at the same time as such materials are provided to such directors, committee members and/or stockholders, and (c) copies of the minutes of all meetings of such directors, committee members and/or stockholders (other than meetings of the Board of Directors of the Companies and/or Parent or portions thereof which the Purchaser’s representatives are prohibited from attending pursuant to the first sentence of this Section 2.1), concurrently with the distribution of such minutes to such directors, committee members and/or stockholders, but in no event later than forty-five (45) days after each such meeting. Each of the Companies shall ensure that no board, committee or other governing body of it meets in any informal capacity without a representative of Purchaser in observance. Purchaser’s rights under this Section 2.1 shall be effective until the later of (i) the payment by the Parent of all of its outstanding obligations under the Notes and (ii) the rights under this Section 2.1 are no longer necessary to qualify under the “Venture Capital Operating Company” exemption of the Employee Retirement Income Security Act of 1934, to be determined in the sole discretion of the Purchaser.

2.2          Monthly Operating Meetings. In each calendar month commencing after the date hereof, representatives of Purchaser and the Parent shall meet to review the financial condition of the Companies and their Subsidiaries as reflected in the information furnished pursuant to Section 9.3 of the Securities Purchase Agreement. Each operating meeting shall at all times be comprised of at least three (3) members of senior management of the Parent, who initially shall be Edward M. Kopko, Thomas Considine and Mark Kozinski, and two (2) individuals designated by Purchaser. The financial officers and other members of senior management of the Companies shall be available at each operating meeting to review financial information and discuss other matters. Purchaser and the Parent shall mutually agree in each calendar month on the date and time for the operating meeting to be held in the immediately succeeding calendar month (provided that the failure to agree on such date and time in any month shall not be construed as an agreement not to hold an operating meeting in the immediately succeeding month, provided, further, that if such meeting is not held (except where Purchaser expressly agrees it need not be held), it shall be a breach of this Agreement). Operating meetings may be conducted by telephone so long as each of the persons attending can hear each of the other persons attending the operating meeting. The financial officers of the Companies shall prepare a financial package to be delivered to Purchaser at least forty-eight hours (48) hours prior to each regularly scheduled monthly operating meeting. The financial package shall include, among other things, (a) each statement, schedule, analysis or other information described in Section 9.3 of the

Securities Purchase Agreement that can be prepared from available information or otherwise reported but has not yet been delivered to Purchaser and (b) such other information regarding the Companies and their Subsidiaries as Purchaser may from time to time request.

3.	INDEMNIFICATION AND INSURANCE.

3.1          The Companies and Guarantors shall, to the maximum extent permitted by law, jointly and severally indemnify, defend and hold harmless Purchaser and the employees, partners (general or limited), principals, agents, attorneys, accountants, members, representatives and other affiliates of Purchaser (collectively, the “Purchaser Parties” and, individually, a “Purchaser Party”), from and against all costs, expenses, liabilities, claims, judgments, obligations, damages and losses, including all attorneys’ fees and expenses and the related cost of any investigation and preparation, incurred in connection with any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative (collectively, “Liabilities and Costs”), arising out of or in any way related to the fact that any Purchaser Party is or was serving as a director, officer, manager, member, partner (general or limited), employee or other agent of the Companies or Guarantors, is or was serving as an observer of the Board of Directors or other governing body thereof, or is or was serving at the request of the Companies or Guarantors as a director, officer, employee, trustee, agent or fiduciary of another corporation, partnership, joint venture, employee benefit plan, trust or other enterprise, provided that such Purchaser Party acted in good faith and in accordance with Maryland law.

3.2          Upon request by any Purchaser Party, the Companies or Guarantors shall advance (within two (2) Business Days of such request) any and all costs and expenses, including any and all reasonable attorneys’ fees and the cost of any investigation and preparation incurred in connection with any matter for which such Purchaser Party is or may be entitled to indemnification hereunder, provided that such Purchaser Party shall repay all such advances if such Purchaser Party is ultimately determined in a non-appealable final judgment issued by a court of competent jurisdiction not to be entitled to indemnification hereunder with respect to such matter. The Companies and Guarantors shall also jointly and severally indemnify each Purchaser Party from and against any and all Liabilities and Costs incurred in connection with any claim or action brought to enforce such Purchaser Party’s rights under this Section 3, or under Applicable Law or the Organizational Documents of the Companies, Guarantors or their Subsidiaries now or hereafter in effect relating to indemnification, or for recovery under directors’ and officers’ liability insurance policies maintained by the Companies, Guarantors or their Subsidiaries, regardless of whether such Purchaser Party is ultimately determined to be entitled to such indemnification or insurance recovery, as the case may be. If, for any reason, the foregoing indemnification is not available or is not sufficient to indemnify and hold the Purchaser Parties harmless from all such Liabilities and Costs, then the Company, Guarantors or their Subsidiaries shall contribute to the amount of all such Liabilities and Costs paid or payable by any Purchaser Party in such proportion as is appropriate to reflect not only the relative benefits received by the Company, Guarantors or their Subsidiary, on the one hand, and such Purchaser Party, on the other hand, but also the relative fault of each, as well as any other equitable considerations. The reimbursement, indemnity and contribution obligations of the Companies, Guarantors or their Subsidiaries shall be in addition to any liability that the Companies, Guarantors or their Subsidiaries may otherwise have at law or under any other agreement, including, the Securities Purchase Agreement and other Investment Documents, and such obligations shall extend, upon the same terms, to all Purchaser Parties. This Section 3 shall survive indefinitely the termination of this Agreement.

4.	PREEMPTIVE RIGHTS.

4.1          The Parent hereby grants to Purchaser the right to purchase up to a pro rata share of New Securities (as such term in defined below) which the Parent may from time to time propose to sell and issue, and the Parent shall not issue any New Securities without complying with the provisions of this Section 4. For purposes of this Section 4.1, Purchaser’s pro rata share shall be equal to a percentage based on a fraction, the numerator of which is the number of shares of Common Stock held by Purchaser or issuable upon the exercise of the Warrant or other Equity Rights of the Parent held by Purchaser immediately prior to the issuance of the New Securities, and the denominator of which is the sum of the total number of shares of Common Stock on a Fully Diluted Basis (as defined in the Warrant).

4.2          The term “New Securities” shall mean any Capital Stock (including Common Stock or preferred stock) of the Parent whether now authorized or not, and any Equity Rights of the Parent; provided, however, that the term New Securities does not include (i) any securities issued in a public offering pursuant to an effective registration statement under the Securities Act with an aggregate offering price to the public of at least $10,000,000, (ii) shares of Common Stock issued, issuable or reserved for issuance to directors, officers and employees of the Parent or any other Company Party in connection with their services as directors, officers or employees pursuant to any Equity Rights issued by the Parent pursuant to any Parent Stock Plan which has been duly adopted and approved by the shareholders of the Parent and in existence on the date hereof and (iii) or any shares of Common Stock issued by the Parent as part of an acquisition of assets from a third party after arms length negotiations between Parent and such third party. Nothing in provision (iii) of this Section 4.2 should be interpreted to circumvent the provisions of the Securities Purchase Agreement and the other Investment Documents, and inclusion of provisions (iii) shall not be interpreted to allow any transaction that is prohibited by the Securities Purchase Agreement and the other Investment Documents.

4.3          If the Parent proposes to undertake an issuance of New Securities, it shall give Purchaser written notice (an “Issuance Notice”) of its intention, describing the type of New Securities, and their price and the general terms upon which the Parent proposes to issue the same. Purchaser shall have thirty (30) days after its receipt of the Issuance Notice to agree to purchase Purchaser’s pro rata share of such New Securities for the price and upon the terms specified in the notice by giving written notice to the Parent and indicating therein the quantity of New Securities to be purchased.

5.	REGISTRATION RIGHTS; LIMITATION ON SALES.

5.1          Registration Rights Agreement. Concurrently herewith, the Parent is delivering to Purchaser a Registration Rights Agreement, in substantially the form attached as Exhibit A (the “Registration Rights Agreement”), with respect to the Warrant Shares and any other shares of Capital Stock of the Parent acquired by Purchaser after the date hereof.

5.2	Limitation of Sales.

(a)          Each of the Principal Shareholders covenants that he will not sell, transfer or pledge or hypothecate any shares of Common Stock, provided that EK may sell, transfer, pledge or hypothecate up to 259,380 shares of Common Stock and FK may sell, transfer, pledge or hypothecate up to 387,563 shares of Common Stock. In addition, EK may sell, transfer, or pledge or hypothecate up to 25,935 shares of Common Stock and FK may sell, transfer, or pledge or hypothecate up to 61,565 shares of Common Stock to the Company for cancellation or in the open market so long as proceeds from such sales in the open market are used to pay off the Parent’s outstanding debt. All such sales, transfers, pledges or hypothecations must also comply with the Knott Settlement. It is further acknowledged and understood that (i) any shares of Common Stock delivered to the Parent by the Principal Shareholders in order to have the Parent pay any tax obligation of the Principal Shareholders upon the exercise of any option granted under any employee stock option plan of the Parent or in lieu of a cash payment for the exercise price of any option granted under any employee stock option plan of the Parent and (ii) any shares of Common Stock acquired by the Principal Shareholders after the date of this Agreement shall not be included in calculating the limitation of sales under this Section 5.2(a).

(b)          Each of the Principal Shareholders represents and warrants that Schedule 5.2(b) is a true and correct listing of the ownership of Capital Stock and Equity Rights of each Principal Shareholder and that each Principal Shareholder has not acquired any Capital Stock or Equity Rights since December 31, 2005. Furthermore, EK represents and warrants that he owns no less than 2,593,805 shares of Common Stock, with such number including all shares of Common Stock which all Equity Rights held by EK are exercisable or convertible into, and FK represents and warrants that he owns no less than 775,126 shares of Common Stock, with such number including all shares of Common Stock which all Equity Rights held by FK are exercisable or convertible into.

(c)	If at any time the Parent:

(i)           pays a dividend or other distribution on its Common Stock in shares of Common Stock,

(ii)          subdivides (by stock split, reclassification or otherwise) its outstanding Common Stock into a larger number of shares of Common Stock, or

(iii)         combines (by reverse stock split or otherwise) its outstanding shares of Common Stock into a smaller number of shares of Common Stock,

then the share numbers in Section 5.2 shall be adjusted to a number of shares of Common Stock that reflect such dividend, distribution, subdivision or combination. Any adjustment made pursuant to this Section 5.2(c) shall become effective immediately after the effective date of such event, but be retroactive to the record date, if any, for such event.

6.	PUT OPTION.

6.1          Put Option. If the Parent is not listed on the New York Stock Exchange, the Nasdaq National Market, the Nasdaq Small Cap Market, the American Stock Exchange or the Philadelphia Stock Exchange (each, an “Acceptable Exchange” and together the “Acceptable Exchanges,” which, for the sake of clarity, do not include the over-the-counter securities market operated by Pink Sheets, LLC) within eighteen (18) months of the Closing, the Purchaser shall have the right (the “Put Option”), exercisable at its sole option, to require the Parent to purchase the Warrant or Warrant Shares at the Fair Market Value thereof (the “Put Option Price”), provided, however, that if the Common Stock is not listed on an Acceptable Exchange, Fair Market Value shall be determined by mutual agreement of the Purchaser and the Parent, or pursuant to an independent valuation of the Parent and its Subsidiaries and their respective businesses prepared by an investment banking firm of recognized national standing selected by the mutual written agreement of the Parent and the Purchaser. If the Parent and the Purchaser are unable to mutually agree upon any such investment banking firm within ten (10) days after the date upon which the right or obligation to select an investment banking firm arises, each of the Purchaser and the Parent shall, within three (3) Business Days thereafter, select one investment banking firm, and the two (2) selected firms shall, within three (3) Business Days after their selection, select a third investment banking firm which shall make the relevant determination (which determination shall be final and binding) within ten (10) Business Days of the submission of this matter to such third firm, provided however, that, in determining the Fair Market Value per share of Common Stock, such investment banking firm shall not give effect or take into account any “minority discount,” but shall value the Parent and its Subsidiaries and their respective businesses in their entirety on an enterprise basis using any variety of industry recognized valuation techniques commonly used to value businesses. If the Purchaser wishes to exercise the Put Option, it shall furnish to the Parent a written notice notifying the Parent of its election to exercise the Put Option and specifying a Business Day within thirty (30) days of the date of delivery of such notice as the date of purchase. Upon the receipt by the Parent of such written notice, the Parent shall be obligated to purchase from the Holder, on such specified date of purchase, such Warrant Shares at the Put Option Price, regardless of whether the Warrant is exercised at such time; provided, however, that if the Warrant has not been fully exercised prior to receipt by the Parent of such written notice, then the Put Option Price shall be reduced by the Warrant Purchase Price, but only to the extent that this Warrant has not been exercised. The Parent shall bear all costs and expenses incurred in connection with the determination of the Fair Market Value for purposes of the Put Option Price, including, without limitation, all fees and expenses of any investment banking firm, valuation or accounting firm(s) engaged in connection with such determination and any legal fees and expenses incurred by the Purchaser in connection with such determination, provided, however, that the Purchaser shall bear all such costs and expenses if, after the Purchaser challenges or disputes any fair market value determination by the Parent, the difference between (a) the Fair Market Value determined pursuant to the valuation procedures set forth in this Section 6.1 and (b) the fair market value determined by the Parent, is less than five percent (5.0%) of the fair market value determined by the Parent.

6.2          No Representations. In no event shall the Purchaser be obligated to make any representations or warranties as to the Warrant or the Warrant Shares with respect to the transactions contemplated by this Section 6 or the Warrant other than with respect to the Purchaser’s organization, good standing and authority, title to the Warrant and the Warrant

Shares, no consent, no conflicts with organizational documents and material agreements and compliance with applicable securities laws.

7.	MISCELLANEOUS.

7.1          Legends. The Parent shall cause all certificates representing Capital Stock of the Parent now owned or held or hereafter acquired by the Principal Shareholders to be stamped or endorsed thereon a legend substantially in the following form (in addition to any legends required under applicable state securities laws or take such other actions (including placing such stop order with the Parent’s transfer agent) to effect the restrictions set forth herein with respect to such Capital Stock):

THE SALE, PLEDGE, HYPOTHECATION OR TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS AND CONDITIONS OF AN INVESTOR RIGHTS AGREEMENT BY AND AMONG THE PARENT, THE HOLDER OF THIS CERTIFICATE AND CERTAIN OTHER PERSONS. COPIES OF SUCH AGREEMENT MAY BE OBTAINED FROM THE PARENT UPON WRITTEN REQUEST.

7.2          Stock Transfer Records. The Parent shall make appropriate notations in its stock transfer records of the restrictions on transfer provided for in this Agreement and shall not record any transfers of Capital Stock not made in strict compliance with the terms of this Agreement. The Parent acknowledges that any such transfer shall constitute an Event of Default under Section 11.1 of the Securities Purchase Agreement.

7.3          Successors and Assigns. The rights and obligations of Purchaser under this Agreement shall be freely assignable in connection with any assignment or transfer of the Notes, the Warrant, the Warrant Shares, or other securities of the Parent beneficially owned by Purchaser, in whole or in part. Notwithstanding the foregoing, the rights of Purchaser under Section 2.1 may not be assigned except to an affiliate of Purchaser. This Agreement shall be binding upon, and shall inure to the benefit of, each of the parties and their respective successors and permitted successors, assigns, heirs, trustees and administrators.

7.4          Entire Agreement. This Agreement constitutes the entire agreement and understanding among the parties with respect to the subject matter hereof and supersedes all prior oral and written, and all contemporaneous oral, agreements and understandings relating to the subject matter hereof.

7.5          Notices. All notices, requests, demands and other communications which are required or may be given under this Agreement shall be in writing and shall be deemed to have been duly given if transmitted by telecopier with receipt acknowledged by the recipient, or upon delivery, if delivered personally or by recognized commercial courier with receipt acknowledged, or upon receipt, if mailed by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

(1)	If to Purchaser, to:

Levine Leichtman Capital Partners III, L.P.
c/o Levine Leichtman Capital Partners, Inc.
335 North Maple Drive, Suite 240
Beverly Hills, CA 90210
Attention: Arthur E. Levine, President
Telephone: (310) 275-5335
Facsimile:	(310) 275-1441
With a copy to:
Bingham McCutchen LLP
355 South Grand Avenue, Suite 4400
Los Angeles, CA 90071
Attention: Richard J. Welch, Esq.
Telephone: (213) 629-4824
Facsimile: (213) 229-8550
(2)	If to the Parent or any Principal Shareholder, at:

BUTLER INTERNATIONAL, INC.

110 Summit Avenue

Montvale, New Jersey 07645

Attention: Richard Paras, Vice President - Legal

Telephone: (201) 573-8000

Telecopier: (201) 573-9723

with a copy to:

Frederick H. Kopko, Jr., Esq.

McBreen & Kopko

20 North Wacker Drive, Suite 2520

Chicago, Illinois 60606

Telephone: (312) 332-6405

Telecopier: (312) 332-2657

or at such other address or addresses as Purchaser, such assignee, the Parent or any Principal Shareholder, as the case may be, may specify by written notice given in accordance with this Section 7.5.

7.6          Construction and Interpretation. The headings in this Agreement are for convenience of reference only, do not constitute a part of this Agreement and are not to be considered in construing or interpreting this Agreement. All section, preamble, recital, exhibit, schedule, disclosure schedule, annex, clause and party references contained in this Agreement are to this Agreement unless otherwise stated. Unless the context of this Agreement clearly requires otherwise, the use of the word “including” is not limiting and the use of the word “or”

has the inclusive meaning represented by the phrase “and/or.” References in this Agreement to any agreement, other document or law “as amended” or “as amended from time to time,” or amendments of any document or law, shall include any amendments, supplements, restatements, replacements, renewals, refinancings or other modifications. Wherever required by the context of this Agreement, the masculine, feminine and neuter gender shall each include the other. This Agreement has been negotiated by, and entered into between or among, persons that are sophisticated and knowledgeable in business matters. Accordingly, any rule of law or legal decision that would require interpretation of this Agreement against the party that drafted it shall not be applicable and is irrevocably and unconditionally waived. All provisions of this Agreement shall be construed in accordance with their fair meaning, and not strictly for or against any party.

7.7          Severability. If any provision of this Agreement is held to be illegal, invalid, or unenforceable under present or future Applicable Laws during the term thereof, such provision shall be fully severable, this Agreement shall be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part thereof, and the remaining provisions thereof shall remain in fill force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance therefrom. Furthermore, in lieu of such illegal, invalid, or unenforceable provision there shall be added automatically as a part of this Agreement a legal, valid, and enforceable provision as similar in terms to the illegal, invalid, or unenforceable provision as may be possible.

7.8          Counterparts. This Agreement may be executed in two or more counterparts and by facsimile transmission, each of which shall be an original, but all of which together shall constitute one instrument.

7.9          Waivers and Amendments. Neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated orally or by course of dealing, but only by a statement in writing signed by the Parent and Purchaser, which change, waiver, discharge or termination shall bind all parties.

7.10       Remedies. In the event that any party (other than Purchaser) fails to perform, comply with or observe any covenant or agreement to be observed or performed under this Agreement, Purchaser may proceed to protect and enforce its rights by suit in equity or action at law, whether for specific performance of any term contained in this Agreement or for an injunction against the breach of any such term or in aid of the exercise of any power granted in this Agreement or to enforce any other legal or equitable right, or to take any one or more of such actions. The Parent agrees to pay all fees, costs, and expenses, including fees and expenses of attorneys, accountants and other experts retained by Purchaser and all fees, costs and expenses of appeals, incurred or expended by Purchaser in connection with the enforcement of this Agreement or the collection of any sums due hereunder, whether or not suit is commenced. None of the rights, powers or remedies conferred under this Agreement shall be mutually exclusive, and each such right, power or remedy shall be cumulative and in addition to any other right, power or remedy whether conferred by this Agreement or now or hereafter available at law, in equity, by statute or otherwise.

7.11	Principal Shareholder Representations.

(a)          Representations. Each Principal Shareholder hereby represents and warrants to the Parent and Purchaser that:

(i)           He has the sole power and authority to execute, deliver and perform its obligations under this Agreement, without obtaining the Consent of any other Person;

(ii)          This Agreement has been duly executed and delivered by such Principal Shareholder and constitutes the legal, valid and binding obligation of such Principal Shareholder, enforceable against such Principal Shareholder in accordance with its terms;

(iii)         The execution and delivery of this Agreement by such Principal Shareholder, and the performance by such Principal Shareholder of his obligations hereunder, does not and will not breach or violate any agreement, instrument or other document to which such Principal Shareholder is a party or to which such Principal Shareholder’s assets are bound or any Applicable Laws;

(iv)         Such Principal Shareholder is the sole record and beneficial (within the meaning of Rule 13d-3 under the Exchange Act) owner, which meaning shall apply for all purposes of this Agreement, of the shares of Capital Stock set forth opposite such Principal Shareholder’s name on Schedule 5.2(b) hereto, has good, valid and marketable title to all such shares of Capital Stock, and there exist no liens, claims, options, proxies, voting agreements, charges or encumbrances of whatever nature which would restrict the voting of such shares of Capital Stock as contemplated hereby; and

(v)          Such Principal Shareholder has carefully read this Agreement and has had sufficient time and opportunity to consider its terms and to obtain legal advice, if desired, and he fully understands the final and binding effect of this Agreement.

(b)           Spousal Consents . Each individual Principal Shareholder covenants and agrees that he will deliver upon the execution of this Agreement, a Spousal Consent to this Agreement, in substantially the form of Exhibit C hereto, duly executed by his or her spouse.

(c)           Dividends on Preferred Stock . Each individual Principal Shareholder covenants and agrees that he will at no time accept or elect to receive a cash dividend on shares of preferred stock of the Parent held by him on or after the date of this Agreement.

7.12        Governing Law. IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF CALIFORNIA APPLICABLE TO CONTRACTS MADE AND PERFORMED IN THAT STATE (WITHOUT REGARD TO

THE CHOICE OF LAW OR CONFLICTS OF LAW PROVISIONS THEREOF) AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

7.13        ROCEEDING IN THE COURTS OF ANY OTHER LOCATION WHERE THE PARENT OR ANY OTHER PRINCIPAL SHAREHOLDER OR ANY OF ITS ASSETS MAY BE FOUND OR LOCATED OR TO ENFORCE ANY JUDGMENT OR OTHER COURT ORDER IN FAVOR OF PURCHASER.

THE PARTIES HEREBY (A) IRREVOCABLY SUBMIT TO THE JURISDICTION OF ANY STATE OR FEDERAL COURTS LOCATED IN THE CITY OF LOS ANGELES, COUNTY OF LOS ANGELES, STATE OF CALIFORNIA AND CONSENT IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION, SUIT OR OTHER PROCEEDING COMMENCED IN ANY SUCH COURT, (B) WAIVE ANY RIGHT THEY MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR ANY OBJECTION THAT SUCH PERSON MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION OR IMPROPER VENUE AND (C) CONSENT TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT. THE PARTIES HEREBY WAIVE PERSONAL SERVICE OF THE SUMMONS, COMPLAINT OR OTHER PROCESS ISSUED IN ANY SUCH ACTION, SUIT OR OTHER PROCEEDING AND AGREE THAT SERVICE OF SUCH SUMMONS, COMPLAINT AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO SUCH PARTY AT THE ADDRESS SET FORTH IN SECTION 7.5 (NOTICES) AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF SUCH PERSON’S ACTUAL RECEIPT THEREOF OR FIVE DAYS AFTER DEPOSIT IN THE UNITED STATES MAILS, PROPER POSTAGE PREPAID.

TO THE EXTENT PERMITTED UNDER THE APPLICABLE LAWS OF ANY SUCH JURISDICTION, THE PARENT AND EACH PRINCIPAL SHAREHOLDER HEREBY EXPRESSLY WAIVE, IN RESPECT OF ANY SUCH ACTION, SUIT OR OTHER PROCEEDING, THE JURISDICTION OF ANY OTHER COURT OR COURTS THAT NOW OR HEREAFTER, BY REASON OF SUCH PERSON’S PRESENT OR FUTURE DOMICILE, OR OTHERWISE, MAY BE AVAILABLE TO IT.

7.14        Termination. Subject to the last sentence of Section 2.1 hereto, the rights granted to Purchaser under this Agreement shall terminate as to Purchaser at such time as Purchaser no longer beneficially owns the Notes, the Warrant or any Warrant Shares.

7.15        Waiver of Trial by Jury. BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, AND UNDERSTANDING THEY ARE WAIVING A CONSTITUTIONAL RIGHT, EACH OF THE PARTIES TO THIS AGREEMENT HEREBY KNOWINGLY, INTENTIONALLY AND VOLUNTARILY, WITH AND UPON THE ADVICE OF COMPETENT COUNSEL, WAIVES, RELINQUISHES AND FOREVER FORGOES THE RIGHT TO A TRIAL BY JURY IN ANY ACTION, SUIT OR OTHER PROCEEDING BASED UPON, ARISING OUT OF OR IN ANY WAY RELATING TO (a) THIS AGREEMENT, INCLUDING ANY PRESENT OR FUTURE AMENDMENT HEREOF, OR ANY OF THE TRANSACTIONS CONTEMPLATED BY OR RELATED TO THIS AGREEMENT, OR (b) ANY CONDUCT, ACT OR OMISSION OF THE PARTIES OR THEIR AFFILIATES (OR ANY OF THEM) WITH RESPECT TO THIS AGREEMENT, INCLUDING ANY PRESENT OR FUTURE AMENDMENT HEREOF, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, REGARDLESS OF WHICH PARTY INITIATES SUCH ACTION, SUIT OR OTHER PROCEEDING; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH ACTION, SUIT OR OTHER PROCEEDING SHALL BE DECIDED BY A COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES TO THE WAIVER OF ANY RIGHT THEY MIGHT OTHERWISE HAVE TO TRIAL BY JURY.

7.16        Judicial Referee. IN THE EVENT THE WAIVER PROVIDED IN SECTION 7.15 IS DEEMED INEFFECTIVE, TO GIVE EFFECT TO THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE OR RETIRED JUDGE APPLY THE APPLICABLE LAW, THE PARTIES AGREE TO REFER, FOR A COMPLETE AND FINAL ADJUDICATION, ANY AND ALL ISSUES OF FACT OR LAW INVOLVED IN ANY LITIGATION OR PROCEEDING (INCLUDING, WITHOUT LIMITATION, ALL DISCOVERY AND LAW AND MOTION MATTERS, PRETRIAL MOTIONS, TRIAL MATTERS AND POST-TRIAL MOTIONS (E.G. MOTIONS FOR RECONSIDERATION, NEW TRIAL AND TO TAX COSTS, ATTORNEY FEES AND PREJUDGMENT INTEREST)) UP TO AND INCLUDING FINAL JUDGMENT, BROUGHT TO RESOLVE ANY DISPUTE (WHETHER SOUNDING IN CONTRACT, TORT, UNDER ANY STATUTE OR OTHERWISE) BETWEEN AND AMONG ANY OF THE PARTIES HERETO, TO A JUDICIAL REFEREE WHO SHA LL BE APPOINTED UNDER A GENERAL REFERENCE PURSUANT TO CALIFORNIA CODE OF CIVIL PROCEDURE SECTION 638. THE REFEREE’S DECISION WOULD STAND AS THE DECISION OF THE COURT, WITH JUDGMENT TO BE ENTERED ON HIS/HER STATEMENT OF DECISION IN THE SAME

MANNER AS IF THE ACTION HAD BEEN TRIED BY THE COURT. THE PARTIES HERETO SHALL SELECT A SINGLE NEUTRAL REFEREE, WHO SHALL BE A RETIRED STATE OR FEDERAL JUDGE WITH AT LEAST FIVE YEARS OF JUDICIAL EXPERIENCE IN CIVIL MATTERS. IN THE EVENT THAT THE PARTIES HERETO CANNOT AGREE UPON A REFEREE, THE REFEREE SHALL BE APPOINTED BY THE COURT. THE PURCHASER AND HOLDERS, ON THE ONE HAND, AND THE COMPANY PARTIES, ON THE OTHER HAND, SHALL EQUALLY BEAR THE FEES AND EXPENSES OF THE REFEREE (50% BY THE PURCHASER AND HOLDERS AND 50% BY THE COMPANY PARTIES) UNLESS THE REFEREE OTHERWISE PROVIDES IN THE STATEMENT OF DECISION.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their duly authorized representatives as of the date first written above.

PARENT

BUTLER INTERNATIONAL, INC., a Maryland corporation

By: /s/ Edward M. Kopko

Name: __________________________

Title: ___________________________

By:/s/ Mark Koscinski

Name:   Mark Koscinski

Title:      VP - Controller

PURCHASER

LEVINE LEICHTMAN CAPITAL PARTNERS,
INC., a California corporation

On behalf of LEVINE LEICHTMAN
CAPITAL PARTNERS III, L.P., a California
limited partnership

                By:     /s/  Steven Hartman
                               Steven Hartman
                               Vice President

PRINCIPAL SHAREHOLDERS
/s/ Edward Kopko Edward Kopko
/s/ Frederick H. Kopko, Jr. Frederick H. Kopko, Jr.

EXHIBIT A

FORM OF REGISTRATION RIGHTS AGREEMENT

EXHIBIT B

[Intentionally Omitted]

EXHIBIT C

FORM OF

SPOUSAL CONSENT

The undersigned is the spouse of Frederick J. Kopko, one of the individuals who has executed, delivered and agreed to be bound by the above Investor Rights Agreement. The undersigned hereby acknowledges that she has read and understands the terms and other provisions of the Investor Rights Agreement. Further, the undersigned hereby consents to, approves of and agrees to be bound by the terms and other provisions of the Investor Rights Agreement for all purposes as if she were a party thereto, including, without limitation, in order to bind any community property interest she has or may have in any Co-Sale Shares owned by her and her spouse that is the subject of the Investor Rights Agreement.

 /s/ Mary Elizabeth Kopko

Name: MARY ELIZABETH KOPKO

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